Agreement on dispatching service

This Agreement is made between United Express Inc. ("Company") registered in Nevada 4345 w. Post Rd, Las Vegas, Nevada 89118 and Vladyslav Khorenko private person ("dispatcher "), located at: 1020 E Washington avenue #94, Escondido, CA 92025

1. Services to Be Performed

Dispatcher agrees to perform the following services: Logistic traffic controller.

2. Payment

In consideration for the services to be performed by Mr. Khorenko, the Company agrees to pay him by invoice quarterly or when receive invoice.

Dispatcher shall be paid within a reasonable time after Dispatcher submits an invoice to the Company. The invoice should include the following: an invoice number, the dates covered by the invoice, and a summary of the work performed.

3. Expenses

The Company shall no reimburse to Dispatcher any extra expenses that are attributable directly or indirectly to work performed under this Agreement with the exception of those specified in the invoice.

Company shall pay Dispatcher within 30 days after received the invoice.

4. Equipment or service requirements

Company will not require Dispatcher to rent or purchase any equipment, product, or service as a condition of entering into this Agreement.

5. Dispatcher Status

Dispatcher is an independent Contractor, and neither Dispatcher nor Independent Contractor's employees or contract personnel are, or shall be deemed, Company's employees. Dispatcher agrees and represents, and Company agrees, as follows:

[Check all that apply]

☒ Dispatcher has the right to perform services for others during the term of this Agreement.

☒ Dispatcher has the right to control and direct the means, manner, and method by which the services required by this Agreement will be performed. Dispatcher shall select the routes taken, starting and quitting times, days of work, and order the work is performed.

☒ Dispatcher has the right to hire assistants or to use employees to provide the services required by this Agreement.

☐ Neither Dispatcher nor Independent Contractor's employees or contract personnel shall be required to wear any uniforms provided by Company.

☒ The services required by this Agreement shall be performed by Dispatcher as Independent Contractor or contract personnel, and Company shall not hire, supervise, or pay any assistants to help Independent Contractor.

☒ Dispatcher or contract personnel shall not receive any training from Company in the professional skills necessary to perform the services required by this Agreement. [ x] Dispatcher or contract personnel will not have required by Company to devote full time to the performance of the services required by this Agreement.

6. Business Licenses, Permits, and Certificates

Dispatcher represents and warrants that Dispatcher or his contract personnel will comply with all federal, state, and local laws requiring drivers and other licenses, business permits, and certificates required to carry out the services to be performed under this Agreement.

7. State and Federal Taxes Company will not:

•	withhold FICA (Social Security and Medicare taxes) from Independent Contractor's payments or make FICA payments on Independent Contractor's behalf
•	make state or federal unemployment compensation contributions on Independent Contractor's behalf, or
•	withhold state or federal income tax from dispatcher payments.

Dispatcher shall pay all taxes incurred while performing services under this Agreement— including all applicable income taxes and, if Dispatcher is not a corporation, selfemployment (Social Security) taxes.

8. Fringe Benefits

Dispatcher understands that neither Dispatcher or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Company.

9. Unemployment Compensation

Company shall make no state or federal unemployment compensation payments on behalf of Dispatcher or contract personnel. Dispatcher will not be entitled to these benefits in connection with work performed under this Agreement.

10. Workers' Compensation

Company shall not obtain workers' compensation insurance on behalf of Dispatcher. If Dispatcher hires employees to perform any work under this Agreement, Dispatcher will cover them with workers' compensation insurance to the extent required by law and provide Company with a certificate of workers' compensation insurance before the employees begin the work.

11. Insurance

Company shall not provide insurance coverage of any kind for Dispatcher service.

12. Indemnification

Dispatcher shall indemnify and hold Company harmless from any loss or liability arising from performing services under this Agreement.

13. Term of Agreement

This agreement will become effective when signed by both parties and will terminate on the earlier of:

•	the date Dispatcher completes the services required by this Agreement, or
•	the date a party terminates the Agreement as provided below.

14. Terminating the Agreement

With reasonable cause, either Company or Dispatcher may terminate this Agreement, effective immediately upon giving written notice.

Reasonable cause includes:

•	a material violation of this Agreement, or
•	any act exposing the other party to liability to others for personal injury or property damage.

OR

Either party may terminate this Agreement at any time by giving 10 days' written notice to the other party of the intent to terminate.

15. Exclusive Agreement

This is the entire Agreement between Dispatcher and Company.

16. Modifying the Agreement

This Agreement may be modified only by a writing signed by both parties.

17. Resolving Disputes

If a dispute arises under this Agreement, any party may take the matter to Nevada state court. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If it proves impossible to arrive at a mutually satisfactory solution through mediation, the parties agree to submit the dispute to a mutually agreedupon arbitrator in Clark County, NV. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction to do so. Costs of arbitration, including attorney fees, will be allocated by the arbitrator.

18. Confidentiality

Dispatcher acknowledges that it will be necessary for Company to disclose certain confidential and proprietary information to Dispatcher in order for Dispatcher to perform duties under this Agreement. Dispatcher acknowledges that disclosure to a third party or misuse of this proprietary or confidential information would irreparably harm Company.

Accordingly, Dispatcher will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Company without Company's prior written permission except to the extent necessary to perform services on Company's behalf.

Proprietary or confidential information includes:

•	the written, printed, graphic, or electronically recorded materials furnished byC ompany for Dispatcher to use
•	any written or tangible information stamped “confidential,” “proprietary,” or with a similar legend, or any information that Company makes reasonable efforts to maintain the secrecy of
•	business or marketing plans or strategies, customer lists, operating procedures, trade secrets, design formulas, know-how and processes, computer programs and inventories, discoveries, and improvements of any kind, sales projections, and pricing information
•	information belonging to customers and suppliers of Company about whom Dispatcher gained knowledge as a result of Independent Contractor's services to Company.

Upon termination of Independent Contractor's services to Company, or at Company's request, Dispatcher shall deliver to Company all materials in Independent Contractor's possession relating to Company's business.

19. Proprietary Information.

A. The product of all work performed under this Agreement (“Work Product”), including without limitation all notes, reports, documentation, drawings, computer programs, inventions, creations, works, devices, models, work-in-progress and deliverables will be the sole property of the Company, and Dispatcher hereby assigns to the Company all right, title and interest therein, including but not limited to all audiovisual, literary, moral rights and other copyrights, patent rights, trade secret rights and other proprietary rights therein. Dispatcher retains no right to use the Work Product and agree not to challenge the validity of the Company’s ownership in the Work Product.

B. Dispatcher hereby assigns to the Company all right, title, and interest in any and all photographic images and videos or audio recordings made by the Company during Independent Contractor’s work for them, including, but not limited to, any royalties, proceeds, or other benefits derived from such photographs or recordings.

C. The Company will be entitled to use Independent Contractor’s name and/or likeness use in advertising and other materials.

20. No Partnership

This Agreement does not create a partnership relationship. Dispatcher does not have authority to enter into contracts on Company's behalf.

21. Assignment and Delegation

Dispatcher may not assign or subcontract any rights or delegate any of its duties under this Agreement without Company's prior written approval.

22. Applicable Law

This Agreement will be governed by Nevada law, without giving effect to conflict of laws principles.

Signatures

Company:	Andrei Stoukan (Director)
4345 W. Post Rd, Las Vegas, Nevada 89118

Signature: /s/ Andrei Stoukan
10/2/2017
Date

Dispatcher:	Vladyslav Khorenko
1020 E Washington Avenue #94, Escondido, CA 92025

Signature: /s/ Vladyslav Khorenko
10/2/2017
Date

Taxpayer ID Number - ###-##-####